 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2021

INDIE SEMICONDUCTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40481	87-0913788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

32 Journey, Suite 100 Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 608-0854

Thunder Bridge II Surviving Pubco, Inc.

9912 Georgetown Pike, Suite D203

Great Falls, Virginia 22066
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	INDI	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock for $11.50 per share	INDIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.  Regulation FD Disclosure.

On June 10, 2021, indie Semiconductor, Inc. (the “Company”) issued a press release announcing that on June 10, 2021, it closed the business combination contemplated by the previously announced Master Transactions Agreement (the “MTA”), dated December 14, 2020, as amended, by and among Thunder Bridge Acquisition II, Ltd., Thunder Bridge II Surviving Pubco, Inc., Ay Dee Kay LLC d/b/a indie Semiconductor, and the other parties named therein. As a result of the closing of the business combination and the transactions contemplated by the MTA, among other things, (i) the public shareholders and warrantholders of Thunder Bridge Acquisition II, Ltd. automatically converted their shares and warrants for shares and warrants of Thunder Bridge II Surviving Pubco, Inc. on a one-for-one basis, (ii) Ay Dee Kay LLC d/b/a indie Semiconductor became a controlled subsidiary of Thunder Bridge II Surviving Pubco, Inc., and (iii) Thunder Bridge II Surviving Pubco, Inc. changed its name to “indie Semiconductor, Inc.” The Company expects that its Class A common stock and public warrants will begin to trade on The Nasdaq Global Market under the ticker symbols “INDI” and “INDIW,” respectively, on or about June 11, 2021.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 10, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIE SEMICONDUCTOR, INC.

	By:	/s/ Ellen Bancroft
Name: Ellen Bancroft
Title: General Counsel and Secretary

Dated: June 11, 2021